Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Getty Realty Corp. of our report dated February 25, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Getty Realty Corp.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 30, 2021